Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

MUFG UNION BANK, N.A.

(Exact name of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

1251 Avenue of the Americas New York, New York	10020
(Address of principal executive offices)	(Zip Code)

General Counsel

MUFG Union Bank, N.A.

1251 Avenue of the Americas

New York, New York 10020

(212) 782-4009

(Name, address and telephone number of agent for service)

PNM Resources, Inc.

(Exact Name of Obligor as Specified in the Charter)

New Mexico	85-0468296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

414 Silver Ave. SW Albuquerque, New Mexico	87102-3289
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Office of the Comptroller of the Currency

Washington, D.C. 20219

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

*	Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented in Exhibit 25.1 to registration statement on Form S-3 Registration No. 333-165578 filed with the SEC.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, MUFG Union Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 1st day of March, 2018.

MUFG Union Bank, N.A.

By:	/S/ Timothy P. Miller
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

March 1, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the proposed issuance of Debt Securities of PNM Resources, Inc., the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

MUFG Union Bank, N.A.

By:	/s/ Timothy P. Miller
Vice President

Exhibit 7

CONSOLIDATED REPORT OF CONDITION OF

MUFG Union Bank, N.A.

of Los Angeles in the State of California, at the close of business December 31, 2017 published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,986,803
Interest-bearing balances	$1,348,479

Securities:
Held-to-maturity securities	$9,854,437
Available-for-sale securities	$17,333,957

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	$—
Securities purchased under agreements to resell	$34,058

Loans and lease financing receivables:
Loans and leases held for sale	$554,375
Loans and leases, net of unearned income	$78,235,846
LESS: Allowance for loan and lease losses	$434,414
Loans and leases, net of unearned income and allowance	$77,801,432

Trading assets	$825,150
Premises and fixed assets	$574,586
Other real estate owned	$387

Investments in unconsolidated subsidiaries and associated companies	$148,921
Direct and indirect investments in real estate ventures	$—
Intangible assets:

Goodwill	$3,224,671
Other intangible assets	$260,250

Other assets	$4,589,839

Total assets	$118,537,345

LIABILITIES
Deposits:
In domestic offices	$86,658,675
Noninterest-bearing	$33,731,621
Interest-bearing	$52,927,054

In foreign offices, Edge and Agreement subsidiaries and IBFs	$—
Noninterest-bearing	$—
Interest-bearing	$—

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	$—
Securities sold under agreements to repurchase	$34,388

Trading liabilities	$492,127
Other borrowed money	$12,356,701
Subordinated notes and debentures	$750,000
Other liabilities	$1,747,626

Total liabilities	$102,039,517

EQUITY CAPITAL
Perpetual preferred stock and related surplus	$—
Common stock	$604,577
Surplus	$9,874,546
Retained earnings	$6,951,614
Accumulated other comprehensive income	$(1,033,039)
Other equity capital components	$—

Total bank equity capital	$16,397,698
Noncontrolling (minority) interests in consolidated subsidiaries	$100,130
Total equity capital	$16,497,828

Total liabilities and equity capital	$118,537,345